UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 21, 2023

Mercer Bancorp, Inc.

(Exact Name of Registrant as Specified in its Charter)

Maryland	333-270445	92-3452469
(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

1100 Irmscher Blvd, Celina, Ohio		45822
(Address of Principal Executive Offices)		(Zip Code)

(419) 586-5158

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01	Other Events.

Subject to the satisfaction of customary closing conditions, Mercer Bancorp, Inc. (the “Company”), the proposed holding company for Mercer Savings Bank (the “Bank”), has determined to close the mutual-to-stock conversion of the Bank and the related stock offering of the Company on July 26, 2023, at which time the Company will become the holding company of the Bank. The members of the Bank approved the mutual-to-stock conversion of the Bank and the establishment and funding of the Mercer Savings Charitable Foundation, Inc. on July 13, 2023.

The Company expects to sell 972,970 shares of common stock, between the minimum and midpoint of the offering range, at $10.00 per share, including 81,838 shares to be purchased by the Bank’s Employee Stock Ownership Plan, for gross offering proceeds of approximately $9.7 million. The Company will also contribute 50,000 shares of common stock to the charitable foundation. The Company’s common stock is expected to be quoted on the OTCQB Market operated by the OTC Markets Group, beginning on July 27, 2023. The Company’s transfer agent, Pacific Stock Transfer Company, plans to mail Direct Registration System (“DRS”) Book-Entry statements for the shares purchased in the stock offering, and interest checks, on or about July 27, 2023.

Subscribers wishing to confirm their purchases may do so by contacting the Stock Information Center at (312) 521-1601. The Stock Information Center is open between 10:00 a.m. and 5:00 p.m., Eastern Time, Monday through Friday, except on bank holidays.

Performance Trust Capital Partners, LLC is the Company’s selling agent in the offering. Luse Gorman, PC is serving as legal counsel to the Company and the Bank. Nelson Mullins Riley & Scarborough LLP is serving as legal counsel to Performance Trust Capital Partners, LLC.

This Current Report on Form 8-K is neither an offer to sell nor a solicitation of an offer to buy common stock. The offer is made only by the prospectus when accompanied by a stock order form. The shares of common stock of the new holding company are not savings accounts or savings deposits, may lose value and are not insured by the Federal Deposit Insurance Corporation or any other government agency.

About Mercer Bancorp, Inc. and Mercer Savings Bank

Mercer Bancorp, Inc. will be the stock holding company for Mercer Savings Bank upon the completion of the conversion and related stock offering. Mercer Savings Bank was founded in 1888 and currently operates four banking offices in Celina, Fort Recovery and Greenville, Ohio.

Forward-Looking Statements

Certain statements contained herein constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 and are intended to be covered by the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Such statements may be identified by words such as “may,” “will,” “would,” “intend,” “believe,” “expect,” “plan,” “estimate,” “anticipate,” “continue,” or similar terms or variations on those terms, or the negative of those terms.

These forward-looking statements are based on current beliefs and expectations of the Company’s and the Bank’s management and are inherently subject to significant business, economic and competitive uncertainties and contingencies, many of which are beyond the Company’s and the Bank’s control. In addition, these forward-looking statements are subject to assumptions with respect to future business strategies and decisions that are subject to change. Actual results may differ materially from those set forth in the forward-looking statements as a result of numerous factors. Factors that could cause such differences to exist include, but are not limited to: delays in closing the conversion and stock offering; unforeseen delays in delivering DRS Book-Entry statements; delays in the start of trading due to market disruptions or otherwise; risks related to the real estate and economic environment, particularly in the market areas in which the Company and the Bank operate; fiscal and monetary policies of the U.S. government; changes in the interest rate environment; inflation; changes in government regulations affecting financial institutions, including regulatory compliance costs and capital requirements; changes in the levels of loan delinquencies and fluctuations in the adequacy of the allowance for loan losses; decreases in deposit levels necessitating increased borrowing to fund loans and investments; asset-liability management; operational risks including, but not limited to, cybersecurity, fraud and natural disasters; the risk that the Company may not be successful in the implementation of its business strategy; our ability to retain key employees; and other risks described in the Company’s filings with the Securities and Exchange Commission, which are available at the SEC’s website, www.sec.gov.

The Company and the Bank caution prospective investors not to place undue reliance on any such forward looking statements, which speak only as of the date made. The Company disclaims any obligation to publicly release any revision made to any forward-looking statement to reflect events or circumstances after the date of such statements or to reflect the occurrence of anticipated or unanticipated events.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MERCER BANCORP, INC.

Date: July 21, 2023	By:	/s/ Alvin B. Parmiter
Alvin B. Parmiter
President and Chief Executive Officer